UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 12, 2018

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Ave., Suite 700 - PMB# 348, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

Life Clips Inc. (the “Company”) has entered into a letter of intent to acquire certain assets of Vidbox Mexico Inc., a Nevada corporation including up to 4,000 VidBox Kiosks. VidBox Kiosks allow people to rent movies or videos games. Currently, VidBox, through its subsidiaries, operates over 360 Vidbox kiosks in Mexico. The VidBox Kiosks are located in grocery stores, mass retailers, drug stores, restaurants and convenience stores including Wal-Mart, Bodega Aurrera, 7-Eleven and Soriana. VidBox charges fees to rent or purchase a movie or video game and pays retailers a percentage of the revenue generated. However, the kiosks were built by NCR and can support transactions beyond video rental.

Pursuant to the letter of intent the Company will issue to VidBox a number of common shares equaling 65% of the Company’s common stock on a fully diluted basis, at the closing of the transaction. As part of the transaction the Company will convert existing debt to equity. It is anticipated that the closing of the transaction will be on or about November 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: October 16, 2018	/s/ Victoria Rudman
Victoria Rudman, President